Labor Contract

Party A (Employer): Fuqing Guanwei Plastic Industry Co. Ltd.
Party B (Employee):

Execution date:

Fuqing Guanwei Plastic Industry Co. Ltd.

Party A (Employer): Fuqing Guanwei Plastic Industry Co. Ltd.
Address: Fuqing Economic Development Zone, Fuqing City
Tel: 85388908
Party B (Employee):
Gender:
Address:
Tel:
ID No.:

Party A and Party B make this contract on the principle of voluntaries and equality through mutual negotiation in accordance with Labor Law of the People’s Republic of China and other relevant prescriptions.

1.	Term of labor contract
(1) The term of contract shall be  year(s) from this___day of _____(month), ____ (year) to this ____ day of_____(month), ____(year).

2.	Scope of work
(1)  Party B agrees to work at the post of ___________and shall fulfill the task assigned for the post. If required by work, Party B agrees to change the post.
(2)  Party B shall to realize __________quantity and to achieve ______________quality standard

3.	Working hours and leaves
(1)	Party A and B agreed to utilize the _______ of following:
A: Standard working hour
B: Synthesis computation man-hour of work
C. Indefinite tense working system
D. Party B is entitled to take leave and holiday according to labor law of PRC and provincial management

4.	Work condition and labor protection
(1)	Party A shall set up regulation on production safety and labor protection, and provide Party B with labor protection articles.

(2)
If Party B’s work position is easy to expose to occupational disease, Party A shall provide introduction training and medical examination, during the employment, Party A shall consistently provide medical examination to Party B

(3)
Party B shall work in according with the safety operating procedure to ensure safety production. If Party B does not operate according to the standard operating procedure set by Party A, Party B shall make compensation for the economical losses caused to Party A

(4)	Party B is entitled to refuse the performance of Party A’s irregular or illegal orders and Party B is entitled to report to related governing agencies of Party A’s illegal or irregular conduct

5.	Labor compensation
(1)	During the probation period, Party B’s monthly salary is _____
(2)	After probation period, Party A and B agreed the following about remuneration
A. Party A is to pay Party B monthly salary on the ________ day of each month and Party A shall not delay or deduct the payment without proper reason
B. The overtime payment shall be 150% of the standard salary for weekdays, 200% of the standard rate for weekends and 300% of standard rate for public holidays
C. If Party B works for over 167.4 hours for a month, Party A shall pay 150% of standard salary and shall pay 300% of standard rate if Party B works for the weekends and public holidays

6.	Social insurance and welfare
(1)
Party A and party B shall carry social insurances as required by the national law and regulations of the local government and pay social insurance in time. Party A shall withhold the individual part of the social insurance of Party B from the wage of Party B.

(2)	Other welfare shall comply with the regulations of Party B.

7.	Others
(1)
The changes in the employment contract shall be made upon the negotiation and agreement of both parties and the changes shall be recorded in written, with the date of changing and executed by both parties. Both parties shall come into <Labor Contract Supplementary Agreement>, which will be regarded as part of labor contract and has the same legal effort

(2)	The change, dissolute, terminate and extend of the labor contract shall in compliance with related labor law and regulations
(3)
Any unsettled issues shall be solved upon the negotiation by both parties. If there is any conflicts between this labor contract and related labor law or regulations, the labor law or regulations shall be in compliance with

(4)
If Party B leaves his post without permission, and cause the termination of the contract, and caused direct economical losses to Party A, Party B shall make compensation according to the losses. If the economical losses are immeasurable, the Party A shall make compensation equal to amount of the standard monthly wage.

8.	The contract is in duplicate, each party holds one copy and both copies has the same legal efforts

Party A: Fuqing Guanwei Plastic Industry Co. Ltd.                                                     Party B:

Legal representative:
(or authorized person):

Date: __________________________